                                 SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Thermo Instrument Systems Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[LOGO]
 860 West Airport Freeway, Suite 301
 Hurst, TX 76054

                                                                 April 16, 1999

 Dear Stockholder:

   The enclosed Notice calls the 1999 Annual Meeting of the Stockholders of Thermo Instrument Systems Inc. I respectfully request that all Stockholders attend this meeting, if possible.

   Our Annual Report for the year ended January 2, 1999 is enclosed. I hope you will read it carefully. Feel free to forward any questions you may have if you are unable to be present at the meeting.

   Enclosed with this letter is a proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the meeting. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the meeting, either in person or by proxy.

   I would appreciate your immediate attention to the mailing of this proxy.

                                          Yours very truly,

                                          /S/ Earl R. Lewis
                                          EARL R. LEWIS
                                          President and Chief Executive
                                           Officer

[LOGO]
860 West Airport Freeway, Suite 301
Hurst, TX 76054

                                                                 April 16, 1999

To the Holders of the Common Stock of
THERMO INSTRUMENT SYSTEMS INC.

                           NOTICE OF ANNUAL MEETING

  The 1999 Annual Meeting of the Stockholders of Thermo Instrument Systems Inc. (the "Corporation") will be held on Thursday, May 27, 1999 at 11:00 a.m. at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts. The purpose of the meeting is to consider and take action upon the following matters:

    1. Election of six directors.

    2. Such other business as may properly be brought before the meeting and any adjournment thereof.

  The transfer books of the Corporation will not be closed prior to the meeting, but, pursuant to appropriate action by the board of directors, the record date for the determination of the Stockholders entitled to receive notice of and to vote at the meeting is March 30, 1999.

  The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

  This Notice, the proxy and proxy statement enclosed herewith are sent to you by order of the board of directors.

                                          SANDRA L. LAMBERT
                                              Secretary

                                PROXY STATEMENT

  The enclosed proxy is solicited by the board of directors of Thermo Instrument Systems Inc. (the "Corporation") for use at the 1999 Annual Meeting of the Stockholders to be held on Thursday, May 27, 1999 at 11:00 a.m. at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and any adjournment thereof. The mailing address of the executive office of the Corporation is 860 West Airport Freeway, Suite 301, Hurst, TX 76054. This proxy statement and the enclosed proxy were first furnished to Stockholders of the Corporation on or about April 19, 1999.

                               VOTING PROCEDURES

  The board of directors intends to present to the meeting the election of six directors, constituting the entire board of directors.

  The representation in person or by proxy of a majority of the outstanding shares of the common stock of the Corporation, $.10 par value ("Common Stock"), entitled to vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can be voted only if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. Votes of Stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

  Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for directors and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the meeting.

  In order to be elected a director, a nominee must receive the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the election. Withholding authority to vote for a nominee for director will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the nominee. If you hold your shares of Common Stock through a broker, bank or other nominee, generally the nominee may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the nominee may vote on certain matters for which it has discretionary voting authority. If a nominee cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. With regard to the election of directors, broker non-votes and withholdings of authority to vote will have no effect on the outcome of the vote.

  A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the meeting by written notice to the Secretary of the Corporation received prior to the meeting, by executing and returning a later dated proxy or by voting by ballot at the meeting.

  The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of March 30, 1999 consisted of 119,321,984 shares of Common Stock. Only Stockholders of record at the close of business on March 30, 1999, are entitled to vote at the meeting. Each share is entitled to one vote.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  Six directors are to be elected at the meeting, constituting the entire board of directors, each to hold office until his successor is elected and qualified or until his earlier resignation, death or removal.

Nominees For Directors

  Set forth below are the names of the persons nominated as directors, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock, and the common stock of its subsidiaries and its parent company, Thermo Electron Corporation ("Thermo Electron"), a provider of products and services in measurement instrumentation, biomedical devices, energy, resource recovery and emerging technologies, is reported under the caption "Stock Ownership." All of the nominees are currently directors of the Corporation.

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Frank Borman                 Col. Borman, 71, has been a director of the
                             Corporation since 1986. Col. Borman has been chairman and chief executive officer of Patlex Corporation, a patent licensing company for over six years. He also serves as an advisor to Norwest Bank of El Paso and National Geographic. Col Borman is also a director of American Superconductor Corporation, The Home Depot, Inc., Patlex Corporation and Thermo Power Corporation.

-------------------------------------------------------------------------------
George N. Hatsopoulos        Dr. Hatsopoulos, 72, has been a director of the
                             Corporation since 1986. Dr. Hatsopoulos has been the chairman and chief executive officer of Thermo Electron since he founded the company in 1956 and president of Thermo Electron from 1956 until January 1997. Effective June 1, 1999, Dr.
                             Hatsopoulos will step down as the chief executive officer of Thermo Electron and remain as non-executive chairman of the board. He was also chairman of the board of the Corporation from 1986 to March 1997. Dr. Hatsopoulos is also a director of Photoelectron Corporation, Thermedics
                             Inc., Thermo Ecotek Corporation, Thermo Electron,
                             Thermo Fibertek Inc., Thermo Optek Corporation,
                             ThermoQuest Corporation and ThermoTrex
                             Corporation. Dr. Hatsopoulos is the brother of Mr. John N. Hatsopoulos, a director of the Corporation.

-------------------------------------------------------------------------------
John N. Hatsopoulos          Mr. Hatsopoulos, 64, has been a director of the
                             Corporation since 1986. He was its chief financial officer from 1988 until his retirement in December 1998. He was also vice president of the Corporation from 1988 until 1997, and senior vice president from 1997 until 1998. Mr.
                             Hatsopoulos is the vice chairman of the board of Thermo Electron and was the president of Thermo
                             Electron from 1997 until 1998 and its chief financial officer from 1988 until 1998. Prior to his appointment as president of Thermo Electron, he served as executive vice president from 1986 until 1997. Mr. Hatsopoulos is also a director of LOIS/USA Inc., Thermedics Inc., Thermo Ecotek
                             Corporation, Thermo Electron, Thermo Fibertek
                             Inc., Thermo Power Corporation, Thermo TerraTech
                             Inc. and US Liquids Inc. Mr. Hatsopoulos is the brother of Dr. George N. Hatsopoulos, a director of the Corporation.

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                                       2

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Earl R. Lewis                Mr. Lewis, 55, has been a director and the chief
                             executive officer of the Corporation since
                             January 1998, and has been president of the Corporation since March 1997. He was chief operating officer of the Corporation from January 1996 to January 1998. Prior to that time, he was executive vice president of the Corporation from January 1996 to March 1997, senior vice president from January 1994 to January 1996, and vice president from March 1992 to January 1994. Mr. Lewis has been the chief operating officer, measurement and detection, of Thermo Electron since September 1998. Prior to his appointment as chief operating officer, Mr. Lewis served as senior vice president of Thermo Electron from June 1998 to September 1998 and vice president from September 1996 to June 1998. Mr. Lewis served as chief executive officer of Thermo Optek Corporation, a majority-owned subsidiary of the Corporation that manufactures analytical instruments that measure energy and light for purposes of materials analysis, characterization and preparation, from its inception in August 1995 to January 1998 and was the president of its predecessor, Thermo Jarrell Ash Corporation for more than five years prior to 1995. Mr. Lewis is also director of Metrika Systems Corporation, ONIX Systems Inc., SpectRx Inc., Thermo BioAnalysis Corporation, Thermo Optek Corporation, ThermoQuest Corporation,
                             ThermoSpectra Corporation and Thermo Vision
                             Corporation.

-------------------------------------------------------------------------------
Arvin H. Smith               Mr. Smith, 69, has been a director of the
                             Corporation since 1986, and chairman of the board since March 1997. He was also president and chief executive officer of the Corporation from 1986 to March 1997 and January 1998, respectively. Mr.
                             Smith has been the president of Thermo Electron since September 1998. He was executive vice president of Thermo Electron from 1991 until September 1998 and senior vice president from 1986 to 1991. Mr. Smith is also a director of ONIX Systems Inc.

-------------------------------------------------------------------------------
Polyvios C. Vintiadis        Mr. Vintiadis, 63, has been a director of the
                             Corporation since July 1993. Mr. Vintiadis has been the chairman and chief executive officer of Towermarc Corporation, a real estate development company, since 1984. Prior to joining Towermarc, Mr. Vintiadis was a principal of Morgens, Waterfall & Vintiadis, Inc., a financial services firm, with whom he remains associated. For more than 20 years prior to that time, Mr. Vintiadis was employed by Arthur D. Little & Company, Inc.
                             Mr. Vintiadis is also a director of The Randers
                             Killam Group Inc. and Thermo TerraTech Inc.

-------------------------------------------------------------------------------

Committees of the Board of Directors and Meetings

  The board of directors has established an audit committee and a human resources committee, each consisting solely of directors who are not employees of the Corporation, of Thermo Electron or of any other companies affiliated with Thermo Electron ("outside directors"). The present members of the audit committee are Mr. Vintiadis (Chairman), and Col. Borman. The audit committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The present members of the human resources committee are Col. Borman (Chairman) and Mr. Vintiadis. The human resources committee reviews the performance of senior members of management, approves executive compensation and administers the Corporation's stock option and other stock-based compensation plans. The Corporation does not have a nominating committee of the board of directors. The board of directors met ten times, the audit committee met twice and the human resources committee met six times during fiscal 1998. Each director attended at least 75% of all meetings of the board of directors and committees on which he served that were held during fiscal 1998.

Compensation of Directors

 Cash Compensation

  Outside directors receive an annual retainer of $8,000 and a fee of $1,000 per meeting for attending regular meetings of the board of directors and $500 per meeting for participating in meetings of the board of directors held by means of conference telephone and for participating in certain meetings of committees of the board of directors. Payment of directors' fees is made quarterly. Dr. G. Hatsopoulos, Mr. Lewis and Mr. Smith are all employees of Thermo Electron or its subsidiaries and do not receive any cash compensation from the Corporation for their services as directors. Mr. J. Hatsopoulos, who is a consultant to Thermo Electron, does not receive any cash compensation from the Corporation for his service as a director during the term of his consulting contract that terminates December 2003. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings.

 Deferred Compensation Plan

  Under the Corporation's deferred compensation plan for directors (the "Deferred Compensation Plan"), a director has the right to defer receipt of his cash fees until he ceases to serve as a director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the board of directors, deferred amounts become payable immediately. Either of the following is deemed to be a change in control: (a) the acquisition, without the prior approval of the board of directors, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or 25% or more of the outstanding common stock of Thermo Electron; or (b) the failure of the persons serving on the board of directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock or the common stock of Thermo Electron to constitute a majority of the board of directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 154,377 shares of Common Stock has been reserved for issuance under the Deferred Compensation Plan. As of January 2, 1999, deferred units equal to approximately 41,166 shares of Common Stock were accumulated under the Deferred Compensation Plan.

 Directors Stock Option Plan

  The Corporation's directors stock option plan (the "Directors Plan"), provides for the grant of stock options to purchase shares of Common Stock and common stock of its majority-owned subsidiaries to outside directors as additional compensation for their service as directors. Under the Directors Plan, outside directors are automatically granted options to purchase 1,000 shares of the Common Stock annually. In addition, the Directors Plan provides for the automatic grant every five years of options to purchase 1,500 shares of the common stock of a majority-owned subsidiary of the Corporation that is "spun out" to outside investors.

  Pursuant to the Directors Plan, outside directors receive an annual grant of options to purchase 1,000 shares of Common Stock at the close of business on the date of each Annual Meeting of the Stockholders of the Corporation. Options evidencing annual grants may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the third anniversary of the grant date. Shares acquired upon exercise of the options are subject to repurchase by the Corporation at the exercise price if the recipient ceases to serve as a director of the Corporation or any other Thermo Electron company prior to the first anniversary of the grant date.

  In addition, under the Directors Plan, outside directors are automatically granted every five years options to purchase 1,500 shares of common stock of each majority-owned subsidiary of the Corporation that is "spun out" to outside investors. The grant occurs on the close of business on the date of the first Annual Meeting of the Stockholders next following the subsidiary's spinout, which is the first to occur of either an initial public offering of the subsidiary's common stock or a sale of such stock to third parties in an arms-length transaction, and also as of the close of business on the date of every fifth Annual Meeting of the Stockholders of the Corporation that occurs thereafter during the duration of the Directors Plan. The options granted vest and become exercisable on the fourth anniversary of the date of grant, unless prior to such date the subsidiary's common stock is registered under Section 12 ("Section 12 Registration") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that the effective date of Section 12 Registration occurs before the fourth anniversary of the grant date, the options will become immediately exercisable and the shares acquired upon exercise will be subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price in the event the director ceases to serve as a director of the Corporation or any other Thermo Electron company. In the event of Section 12 Registration, the restrictions and repurchase rights shall lapse or be deemed to lapse at the rate of 25% per year, starting with the first anniversary of the grant date. These options expire after five years.

  The exercise price for options granted under the Directors Plan is the average of the closing prices of the Common Stock or the common stock of the Corporation's majority-owned subsidiary, as the case may be, as reported on the American Stock Exchange (or other principal market on which the Common Stock or such subsidiary's common stock is then traded) for the five trading days immediately preceding and including the date of grant, or, if the shares are not then traded, at the last price per share paid by third parties in an arms-length transaction prior to the option grant. As of January 31, 1999 options to purchase 63,120 shares of Common Stock were outstanding under the Directors Plan, options to purchase 24,321 shares had been exercised, options to purchase 3,512 shares had lapsed, and options to purchase 88,250 shares of Common Stock were reserved for future grant.

Stock Ownership Policies for Directors

  The human resources committee of the board of directors (the "Committee") has established a stock holding policy for directors. The stock holding policy requires each director to hold a minimum of 1,000 shares of Common Stock. Directors are requested to achieve this ownership level within a three-year period. The chief executive officer of the Corporation is required to comply with a separate stock holding policy established by the Committee, which is described in "Committee Report on Executive Compensation--Stock Ownership Policies."

  In addition, the Committee has a policy requiring directors to hold shares of Common Stock equal to one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the option. This policy is also applicable to executive officers and is described in "Committee Report on Executive Compensation--Stock Ownership Policies."

                                STOCK OWNERSHIP

  The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermo Electron and each majority-owned subsidiary of the Corporation, as of January 31, 1999, with respect to (i) each director,
(ii) each executive officer named in the summary compensation table under the heading "Executive Compensation" (the "named executive officers") and (iii) all directors and current executive officers as a group. In addition, the following table sets forth the beneficial ownership of Common Stock as of January 31, 1999, with respect to each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock.

  While certain directors and executive officers of the Corporation are also directors and executive officers of Thermo Electron or its subsidiaries other than the Corporation, all such persons disclaim beneficial ownership of the shares of Common Stock owned by Thermo Electron.

                                 Thermo      Thermo      Thermo      Thermo
                               Instrument   Electron   BioAnalysis    Optek
                              Systems Inc. Corporation Corporation Corporation
Name(1)                           (2)          (3)         (4)         (5)
-------                       ------------ ----------- ----------- -----------
Thermo Electron
 Corporation(11)............. 112,677,612         N/A        N/A         N/A
Frank Borman.................      33,566           0      1,500       1,500
Richard W. K. Chapman........     189,905      90,357     40,500      15,500
George N. Hatsopoulos........     179,141   3,600,811     37,300     113,100
John N. Hatsopoulos..........      94,226     873,854     62,200     132,800
Denis A. Helm................     212,644     174,948     15,000      15,200
Barry S. Howe................     138,389      75,570     64,900      15,000
Earl R. Lewis................     338,250     204,878     72,500     253,000
Robert J. Rosenthal..........      96,790      48,650      2,000     368,500
Arvin H. Smith...............     539,583     931,378     39,000      98,000
Polyvios C. Vintiadis........      13,507       2,500      1,500       1,500
All directors and current
 executive officers as a
 group (12 persons)..........   1,800,922   6,481,346    344,400     666,600

                                                     Metrika     Thermo
                         ThermoQuest ThermoSpectra   Systems     Vision        ONIX
                         Corporation  Corporation  Corporation Corporation Systems Inc.
Name(1)                      (6)          (7)          (8)         (9)         (10)
-------                  ----------- ------------- ----------- ----------- ------------
Thermo Electron
 Corporation(11)........       N/A          N/A          N/A         N/A         N/A
Frank Borman............     1,500        1,500        1,500       1,500       1,500
Richard W. K. Chapman...   342,350        4,000        7,500       7,570       7,500
George N. Hatsopoulos...    92,600       24,750       30,000      23,800      20,000
John N. Hatsopoulos.....   109,500       24,400       25,000      36,100      20,000
Denis A. Helm...........    10,000        4,000       26,000       7,528       7,500
Barry S. Howe...........    90,000      119,010        7,500       7,500       7,500
Earl R. Lewis...........   135,000       55,000       20,000      42,720      35,666
Robert J. Rosenthal.....    10,000        2,500        7,500       7,640       7,500
Arvin H. Smith..........    90,000       20,000       10,000      16,120      24,000
Polyvios C. Vintiadis...     1,500        1,500        1,500       1,500       1,500
All directors and
 current executive
 officers as a group (12
 persons)...............   888,450      336,960      131,500     150,938     128,499

--------
(1) Except as reflected in the footnotes to this table, shares of the common stock beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2) Shares of the Common Stock beneficially owned by Col. Borman, Dr. Chapman, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Helm, Mr. Howe, Mr. Lewis, Dr. Rosenthal, Mr. Smith, Mr. Vintiadis and all directors and current executive officers as a group include 15,210, 160,624, 117,187, 70,312, 155,625, 113,750, 322,085, 96,112, 292,968,
    8,886 and 1,407,835 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith and all directors and current executive officers as a group include 598, 661, 663 and 2,885 shares, respectively, allocated through January 31, 1999, to their respective accounts maintained pursuant to Thermo Electron's employee stock ownership plan, of which the trustees, who have investment power over its assets, are executive officers of Thermo Electron (the "ESOP"). Shares beneficially owned by Col. Borman, Mr. Vintiadis and all directors and current executive officers as a group include 14,335, 4,359 and 18,694 shares, respectively, allocated through January 2, 1999, to their respective accounts maintained under the Deferred Compensation Plan. Shares beneficially owned by Dr. G. Hatsopoulos include 26,710 shares held by his spouse and 63 shares allocated through January 31, 1999 to his spouse's account maintained pursuant to the ESOP. Shares beneficially owned by Mr. Helm include a total of 5,264 shares held in custodial accounts for the benefit of four minor children. Shares beneficially owned by Mr. Howe include 374 shares held in custodial accounts for the benefit of his minor children. Shares beneficially owned by Mr. Lewis include 2,987 shares held by his spouse. No director or named executive officer beneficially owned more than 1% of the Common Stock outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned 1.59% of the Common Stock outstanding as of such date.

(3) Shares of the common stock of Thermo Electron beneficially owned by Dr. Chapman, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Helm, Mr. Howe, Mr. Lewis, Dr. Rosenthal, Mr. Smith and all directors and current executive officers as a group include 88,034, 1,899,500, 812,735, 111,872, 69,787,
    202,350, 48,300, 622,249 and 4,317,599 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith and all directors and current executive officers as a group include 2,266, 2,036, 1,717 and 8,516 shares, respectively, allocated through January 31, 1999, to their respective accounts maintained pursuant to the ESOP. Shares beneficially owned by Dr. G. Hatsopoulos include 158,351 shares held by his spouse, 408,664 shares held by a family trust of which his spouse is trustee, 500,000 shares held by a trust of which Dr. G. Hatsopoulos is the trustee, and 153 shares allocated through January 31, 1999 to his spouse's account maintained pursuant to the ESOP. Shares beneficially owned by Dr. G. Hatsopoulos also include 50,000 shares that a family trust, of which Dr.
    G. Hatsopoulos' spouse is the trustee, has the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. Shares beneficially owned by Mr. Helm include 8,100 shares held in custodial accounts for the benefit of his minor children. Except for Dr. G. Hatsopoulos, who beneficially owned 2.26% of the Thermo Electron common stock outstanding as of January 31, 1999, no director or named executive officer beneficially owned more than 1% of such common stock outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned 4.10% of the Thermo Electron common stock outstanding as of such date.

(4) Shares of the common stock of Thermo BioAnalysis Corporation, a majority-owned subsidiary of the Corporation ("Thermo BioAnalysis"), beneficially owned by Col. Borman, Dr. Chapman, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Helm, Mr. Howe, Mr. Lewis, Dr. Rosenthal, Mr. Smith, Mr. Vintiadis and all directors and current executive officers as a group include 1,500, 30,000, 17,300, 17,200, 15,000, 50,000, 50,000, 2,000, 20,000, 1,500 and
    211,500 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. Shares beneficially owned by Mr. Howe include 600 shares held by Mr. Howe in custodial accounts for the benefit of his minor children. Shares beneficially owned by Mr. Lewis include 1000 shares held by his spouse. No director or named executive officer beneficially owned more than 1% of the common stock of Thermo BioAnalysis outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned 1.97% of such common stock outstanding as of such date.

(5) Shares of the common stock of Thermo Optek Corporation, a majority-owned subsidiary of the Corporation ("Thermo Optek"), beneficially owned by Col. Borman, Dr. Chapman, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Helm, Mr. Howe, Mr. Lewis, Dr. Rosenthal, Mr. Smith, Mr. Vintiadis and all directors and current executive officers as a group include 1,500, 15,500, 93,100, 92,800, 15,000, 15,000, 225,000, 352,500, 90,000, 1,500 and
    922,400 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. Shares beneficially owned by Mr. Lewis include 2,500 shares held by his spouse and 1,000 shares held by his son. No director or named executive officer beneficially owned more than 1% of the common stock of Thermo Optek outstanding as of January 31, 1999; and directors and current executive officers as a group beneficially owned 2.03% of such common stock outstanding as of such date.

(6) Shares of the common stock of ThermoQuest Corporation, a majority-owned subsidiary of the Corporation ("ThermoQuest"), beneficially owned by Col. Borman, Dr. Chapman, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Helm, Mr. Howe, Mr. Lewis, Dr. Rosenthal, Mr. Smith, Mr. Vintiadis and all directors and current executive officers as a group include 1,500, 325,000, 92,600, 92,400, 10,000, 90,000, 125,000, 10,000, 90,000, 1,500 and 854,000 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. No director or named executive officer beneficially owned more than 1% of the common stock of ThermoQuest outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned 1.76% of such common stock outstanding as of such date.

(7) Shares of the common stock of ThermoSpectra Corporation, a majority-owned subsidiary of the Corporation ("ThermoSpectra"), beneficially owned by Col. Borman, Dr. Chapman, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Helm, Mr. Howe, Mr. Lewis, Dr. Rosenthal, Mr. Smith, Mr. Vintiadis and all directors and current executive officers as a group include 1,500, 4,000, 24,750, 24,400, 4,000, 104,000, 50,000, 2,500, 20,000, 1,500 and 305,850
    shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. No director or named executive officer beneficially owned more than 1% of the common stock of ThermoSpectra outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned 2.21% of such common stock outstanding as of such date.

(8) Shares of the common stock of Metrika Systems Corporation, a majority-owned subsidiary of the Corporation ("Metrika Systems"), beneficially owned by Col. Borman, Dr. Chapman, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Helm, Mr. Howe, Mr. Lewis, Dr. Rosenthal, Mr. Smith, Mr. Vintiadis and all directors and current executive officers as a group include 1,500, 7,500, 30,000, 10,000, 25,000, 7,500, 20,000, 7,500, 10,000, 1,500 and
    123,000 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. No director or named executive officer beneficially owned more than 1% of the common stock of Metrika Systems outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned 1.80% of such common stock outstanding as of such date.

(9) Shares of the common stock of Thermo Vision Corporation, a majority-owned subsidiary of the Corporation ("Thermo Vision"), beneficially owned by Col. Borman, Dr. Chapman, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howe, Mr. Helm, Mr. Lewis, Dr. Rosenthal, Mr. Smith, Mr. Vintiadis and all directors and current executive officers as a group include 1,500, 7,500, 15,000, 15,000, 7,500, 7,500, 25,000, 7,500, 15,000, 1,500 and 105,500
    shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. Shares beneficially owned by Mr. J. Hatsopoulos include 3,000 shares held by his spouse. Shares beneficially owned by Mr. Lewis include 350 shares held by his spouse and 1,140 shares held by his son. No director or named executive officer beneficially owned more than 1% of the common stock of Thermo Vision outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned 1.97% of such common stock outstanding as of such date.

(10) Shares of the common stock of ONIX Systems Inc., a majority-owned subsidiary of the Corporation ("ONIX Systems"), beneficially owned by Col. Borman, Dr. Chapman, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Helm, Mr. Howe, Mr. Lewis, Dr. Rosenthal, Mr. Smith, Mr. Vintiadis and all directors and executive officers as a group include 1,500, 7,500, 20,000, 20,000, 7,500, 7,500, 33,333, 7,500, 20,000, 1,500 and 129,666
     shares, respectively, that each person or group had the right to acquire within

    60 days of January 31, 1999, through the exercise of stock options. Shares beneficially owned by Mr. Lewis include 333 shares held by his son. Shares beneficially owned by Mr. Smith include 4,000 shares held by his spouse. No director or named executive officer owned more than 1% of the common stock of ONIX Systems outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned less than 1% of such common stock outstanding as of such date.

(11) Shares beneficially owned by Thermo Electron include 10,334,620 shares of Common Stock issuable upon the conversion of a 3 3/4% convertible debenture due in 2000. Thermo Electron beneficially owned approximately 86.93% of the Common Stock outstanding as of January 31, 1999. Thermo Electron's address is 81 Wyman Street, Waltham, Massachusetts 02454-9046.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and beneficial owners of more than 10% of the Common Stock, such as Thermo Electron, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 1998, except in the following instances. Thermo Electron filed six Form 4s late, reporting a total of 66 transactions including 62 open market purchases of Common Stock and four transactions associated with the grant, exercise and lapse of options to purchase Common Stock granted to employees under its stock option program.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and its four other most highly compensated executive officers for the last three fiscal years. These executive officers are collectively referred to herein as the "named executive officers."

  The Corporation is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Corporation, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Corporation's affairs is provided to the Corporation under a corporate services agreement between the Corporation and Thermo Electron. See "Relationship with Affiliates." Accordingly, the compensation for these individuals is not reported in the following table.

                           Summary Compensation Table

---------------------------------------------------------------------------------------
                                                         Long Term
                                                       Compensation
                                     Annual       ------------------------
                                  Compensation     Securities Underlying    All Other
Name and                 Fiscal ----------------- Options (No. of Shares   Compensation
Principal Position        Year   Salary   Bonus      and Company) (1)          (2)
------------------       ------ -------- -------- ------------------------ ------------
Earl R. Lewis (3) ......  1998  $224,000 $160,000       33,333       (ONX)  $15,939 (4)
 President and            1997  $198,000 $225,000       62,500       (THI)  $16,710 (4)
 Chief Executive Officer                                20,000       (MKA)
                                                        75,000       (TMQ)
                                                        25,000       (VIZ)
                          1996  $180,000 $160,000       42,500       (TBA)  $11,550 (4)
                                                         2,000       (TFG)
                                                         2,000       (TLT)
                                                       225,000       (TOC)
                                                         2,000       (TSR)
                                                        50,000       (TMQ)
                                                        40,000       (TXM)
---------------------------------------------------------------------------------------
Richard W. K. Chapman
 (5) ...................  1998  $190,000 $110,000       20,000       (THI)  $26,873 (6)
 Senior Vice President                                   7,600       (TMO)
                                                         7,500       (MKA)
                                                         7,500       (ONX)
                                                         4,000       (RGI)
                                                         2,000       (TDX)
                                                         1,000      (TISI)
                                                       100,000       (TMQ)
                                                         2,000      (TRIL)
                                                         2,000      (TRCC)
                                                         7,500       (VIZ)
                          1997  $180,000 $153,000          300       (TMO)  $22,309 (6)
                          1996  $170,000 $125,000          150       (TMO)  $ 7,021 (6)
                                                        30,000       (TBA)
                                                         2,000       (TFG)
                                                         2,000       (TLT)
                                                        15,000       (TOC)
                                                       225,000       (TMQ)
                                                         2,000       (TSR)
                                                         4,000       (TXM)
---------------------------------------------------------------------------------------
Denis A. Helm (5) ......  1998  $162,000 $ 85,000       15,000       (THI)  $ 7,200
 Executive Vice
  President                                             10,900       (TMO)
                                                         7,500       (ONX)
                                                         4,000       (RGI)
                                                         2,000       (TDX)
                                                         1,000      (TISI)
                                                         2,000      (TRIL)
                                                         2,000      (TRCC)
                                                         7,500       (VIZ)
                          1997  $150,000 $110,000        1,100       (TMO)
                          1996  $145,000 $ 70,000        1,500       (TMO)
                                                        50,000       (TBA)
                                                         2,000       (TFG)
                                                        15,000       (TOC)
                                                        99,000       (TMQ)
                                                         2,000       (TSR)
                                                         4,000       (TXM)

----------------------------------------------------------------------------------------
                                                          Long Term
                                                        Compensation
                                      Annual       ------------------------
                                   Compensation     Securities Underlying    All Other
Name and                 Fiscal ------------------ Options (No. of Shares   Compensation
Principal Position        Year   Salary    Bonus      and Company) (1)          (2)
------------------       ------ -------- --------- ------------------------ ------------
Barry S. Howe (5) ......  1998  $157,500 $ 75,000        20,000       (THI)  $12,683 (8)
 Vice President                                           1,100       (TMO)
                                                          7,500       (MKA)
                                                          7,500       (ONX)
                                                          4,000       (RGI)
                                                          2,000       (TDX)
                                                          1,000      (TISI)
                                                        100,000       (THS)
                                                          2,000      (TRIL)
                                                          7,500       (VIZ)
                                                          2,000      (TRCC)
                          1997  $150,000 $ 110,000        1,100       (TMO)  $14,923 (8)
                          1996  $145,000 $  70,000        1,500       (TMO)  $ 8,076 (8)
                                                         50,000       (TBA)
                                                          2,000       (TFG)
                                                          2,000       (TLT)
                                                         15,000       (TOC)
                                                         90,000       (TMQ)
                                                          2,000       (TSR)
                                                          4,000       (TXM)
----------------------------------------------------------------------------------------
Robert J. Rosenthal
 (5)(9) ................  1998  $175,000 $110,000        20,000       (THI)  $17,927 (7)
 Vice President                                           7,300       (TMO)
                                                          7,500       (MKA)
                                                          7,500       (ONX)
                                                          4,000       (RGI)
                                                          2,000       (TDX)
                                                          1,000      (TISI)
                                                        240,000       (TOC)
                                                          2,000      (TRIL)
                                                          2,000      (TRCC)
                                                          7,500       (VIZ)

(1) Options granted by the Corporation are designated as "THI." In addition, the named executive officers have also been granted options to purchase common stock of the following Thermo Electron companies during the last three fiscal years as part of Thermo Electron's stock option program:
    Thermo Electron Corporation (designated in the table as TMO), Metrika Systems Corporation (designated in the table as MKA), ONIX Systems Inc. (designated in the table as ONX), The Randers Killam Group Inc. (designated in the table as RGI), Thermedics Detection Inc. (designated in the table as TDX), Thermo BioAnalysis Corporation (designated in the table as TBA) Thermo Fibergen Inc. (designated in the table as TFG), Thermo Information Solutions Inc. (designated in the table as TISI), ThermoLyte Corporation (designated in the table as TLT), Thermo Optek Corporation (designated in the table as TOC), ThermoQuest Corporation (designated in the table as TMQ), Thermo Sentron Inc. (designated in the table as TSR), ThermoSpectra Corporation (designated in the table as THS), Thermo Trilogy Corporation (designated in the table as TRIL), Thermo Vision Corporation (designated in the table as VIZ), Trex Communications Corporation (designated in the table as TRCC) and Trex Medical Corporation (designated in the table as TXM).

(2) Represents the amount of matching contributions made on behalf of the executive officers participating in the Thermo Electron 401(k) plan or, in the case of Dr. Chapman, the 401(k) plan maintained by Finnigan Corporation, a subsidiary of the Corporation.

(3) Mr. Lewis has served in various management capacities for the Corporation and has served as an officer of Thermo Electron during the three-year period reported. A portion of Mr. Lewis's annual cash compensation (salary and bonus) has been paid by Thermo Electron in each of the fiscal years reported as compensation for services provided to Thermo Electron. The annual cash compensation (salary and bonus) reported in the table for Mr. Lewis represents the amount paid by the Corporation and its subsidiaries solely for Mr. Lewis's services as an officer of the Corporation or its subsidiaries. For 1998 and 1997, approximately 80% and 90% respectively, of Mr. Lewis's annual cash compensation (salary and bonus) earned in all capacities throughout the Thermo Electron organization was paid by the Corporation and its subsidiaries for his services to the Corporation and its subsidiaries. From time to time, Mr. Lewis has been, and in the future may be, granted options to purchase common stock of Thermo Electron and certain of its subsidiaries other than the Corporation and its majority-owned subsidiaries. These options are not reported in this table as they were granted as compensation for services to other Thermo Electron companies in capacities other than in his capacity as an executive officer of the Corporation.

(4) In addition to the matching contribution referred to in footnote (2), such amount includes $8,739, $9,585 and $4,800, respectively, which represents the amount of compensation in fiscal 1998, 1997 and 1996, respectively, attributable to an interest-free loan provided to Mr. Lewis pursuant to the stock holding assistance plan of Thermo Optek. See "Relationship with Affiliates--Stock Holding Assistance Plans."

(5) In fiscal 1998 and 1997, of the annual cash compensation reported in the table, 90% of Mr. Helm's annual cash compensation (salary and bonus) was paid by the Corporation and 10% of his cash compensation was paid by Metrika Systems. All of Dr. Chapman's annual cash compensation was paid by ThermoQuest, where he serves as president and chief executive officer. All of Dr. Rosenthal's annual cash compensation was paid by Thermo Optek, where he served as an officer, most recently as president and chief executive officer until March 1999. In 1998, 21% of Mr. Howe's annual cash compensation was paid by Thermo BioAnalysis, where he served as president and chief executive officer until March 1998, and 79% was paid by ThermoSpectra, where he serves as president and chief executive officer. In 1997 and 1996, all of Mr. Howe's compensation was paid by Thermo BioAnalysis, where he served as president and chief executive officer.

(6) In addition to the matching contribution referred to in footnote (2), such amount includes $16, 873, $18,154 and $4,334, respectively, which represents the amount of compensation in fiscal 1998, 1997 and 1996, respectively, attributable to interest-free loans provided to Dr. Chapman pursuant to the stock holding assistance plans of Thermo BioAnalysis and ThermoQuest. See "Relationship with Affiliates--Stock Holding Assistance Plans."

(7) In addition to the matching contribution referred to in footnote (2), such amount includes $12,927, which represents the amount of compensation in fiscal 1998 attributable to an interest-free loan provided to Dr. Rosenthal pursuant to the stock holding assistance plan of Thermo Optek. See "Relationship with Affiliates--Stock Holding Assistance Plans."

(8) In addition to the matching contribution referred to in footnote (2), such amount includes $12,886, $8,173 and $1,444, respectively, which represents the amount of compensation in fiscal 1998, 1997 and 1996, respectively, attributable to interest-free loans provided to Mr. Howe pursuant to the stock holding assistance plans of ThermoSpectra and Thermo BioAnalysis. See "Relationship with Affiliates--Stock Holding Assistance Plans."

(9) Dr. Rosenthal resigned as a vice president of the Corporation and as president and chief executive officer of Thermo Optek in March 1999.

Stock Options Granted During Fiscal 1998

  The following table sets forth information concerning individual grants of stock options made during fiscal 1998 to the named executive officers. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1998.

                         Option Grants in Fiscal 1998

-----------------------------------------------------------------------------------------------------------
                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                  Percent of                         Annual Rates of Stock
                                                 Total Options                      Price Appreciation for
                          Number of Securities    Granted to   Exercise                 Option Term (2)
                           Underlying Options    Employees in  Price Per Expiration -----------------------
          Name           Granted and Company (1)  Fiscal Year    Share      Date        5%         10%
          ----           ----------------------- ------------- --------- ---------- ---------- ------------
Earl R. Lewis (3).......          33,333(ONX)         3.84%     $14.25    01/21/05  $  193,331 $    450,662
-----------------------------------------------------------------------------------------------------------
Richard W. K. Chapman...          20,000(THI)         2.90%     $13.54    09/25/03  $   74,800 $    165,400
                                     400(TMO)         0.01%(4)  $34.50    06/02/03  $    3,812 $      8,424
                                   7,200(TMO)         0.22%(4)  $16.20    09/23/03  $   32,256 $     71,208
                                   7,500(MKA)         3.56%     $15.86    03/10/10  $   94,650 $    254,400
                                   7,500(ONX)         0.86%     $14.25    03/10/10  $   85,050 $    228,525
                                   4,000(RGI)         0.15%(4)  $ 4.00    01/21/05  $    6,520 $     15,160
                                   2,000(TDX)         0.22%(4)  $ 9.56    01/21/05  $    7,780 $     18,140
                                   1,000(TISI)        1.67%(4)  $10.00    01/21/08  $    6,290 $     15,940
                                 100,000(TMQ)        10.18%     $ 9.44    09/25/03  $  261,000 $    576,000
                                   2,000(TRIL)        1.11%(4)  $ 8.25    01/21/08  $   10,380 $     26,300
                                   7,500(VIZ)         2.19%     $ 7.15    03/10/10  $   42,675 $    114,675
                                   2,000(TRCC)        0.16%(4)  $ 4.00    01/21/08  $    5,040 $     12,740
-----------------------------------------------------------------------------------------------------------
Denis A. Helm...........          15,000(THI)         2.18%     $13.54    09/25/03  $   56,100 $    124,050
                                   3,700(TMO)         0.11%(4)  $34.50    06/02/03  $   35,261 $     77,922
                                   7,200(TMO)         0.22%(4)  $16.20    09/23/03  $   32,256 $     71,208
                                   7,500(ONX)         0.86%     $14.25    03/10/10  $   85,050 $    228,525
                                   4,000(RGI)         0.75%(4)  $ 4.00    01/21/05  $    6,520 $     15,160
                                   2,000(TDX)         0.22%(4)  $ 9.56    01/21/05  $    7,780 $     18,140
                                   1,000(TISI)        1.67%(4)  $10.00    01/21/08  $    6,290 $     15,940
                                   2,000(TRIL)        1.11%(4)  $ 8.25    01/21/08  $   10,380 $     26,300
                                   7,500(VIZ)         2.19%     $ 7.15    03/10/10  $   42,675 $    114,675
                                   2,000(TRCC)        0.16%(4)  $ 4.00    01/21/08  $    5,040 $     12,740
-----------------------------------------------------------------------------------------------------------
Barry S. Howe...........          20,000(THI)         2.90%     $13.54    09/25/03  $   74,800 $    165,400
                                   1,100(TMO)         0.03%(4)  $34.50    06/02/03  $   10,483 $     23,166
                                   7,500(MKA)         3.56%     $15.86    03/10/10  $   94,650 $    254,400
                                   7,500(ONX)         0.86%     $14.25    03/10/10  $   85,050 $    228,525
                                   4,000(RGI)         0.75%(4)  $ 4.00    01/21/05  $    6,520 $     15,160
                                   2,000(TDX)         0.22%(4)  $ 9.56    01/21/05  $    7,780 $     18,140
                                   1,000(TISI)        1.67%(4)  $10.00    01/21/08  $    6,290 $     15,940
                                 100,000(THS)        27.17%     $10.68    05/20/10  $  850,000 $  2,284,000
                                   2,000(TRIL)        1.11%(4)  $ 8.25    01/21/08  $   10,380 $     26,300
                                   7,500(VIZ)         2.19%     $ 7.15    03/10/10  $   42,675 $    114,675
                                   2,000(TRCC)        0.16%(4)  $ 4.00    01/21/08  $    5,040 $     12,740
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                               Percent of                         Annual Rates of Stock
                         Number of Securities Total Options                      Price Appreciation for
                          Underlying Options   Granted to   Exercise                 Option Term (2)
                             Granted and      Employees in  Price Per Expiration -----------------------
          Name               Company (1)       Fiscal Year    Share      Date        5%          10%
          ----           -------------------- ------------- --------- ---------- ----------- -----------
Robert J. Rosenthal.....        20,000(THI)        2.90%     $13.54    09/25/03  $    74,800 $   165,400
                                   100(TMO)        0.00%(4)  $34.50    06/02/03  $       953 $     2,106
                                 7,200(TMO)        0.22%(4)  $16.20    09/23/03  $    32,256 $    71,208
                                 7,500(MKA)        3.56%     $15.86    03/10/05  $    48,450 $   112,875
                                 7,500(ONX)        0.86%     $14.25    03/10/05  $    43,500 $   101,400
                                 4,000(RGI)        0.75%(4)  $ 4.00    01/21/05  $     6,520 $    15,160
                                 2,000(TDX)        0.22%(4)  $ 9.56    01/21/05  $     7,780 $    18,140
                                 1,000(TISI)       1.67%(4)  $10.00    01/21/08  $     6,290 $    15,940
                               100,000(TOC)       10.59%     $16.65    05/20/10  $ 1,325,000 $ 3,560,000
                               140,000(TOC)       14.82%     $ 8.00    09/25/03  $   309,400 $   683,200
                                 2,000(TRIL)       1.11%(4)  $ 8.25    01/21/08  $    10,380 $    26,300
                                 7,500(VIZ)        2.19%     $ 7.15    03/10/05  $    21,825 $    50,850
                                 2,000(TRCC)       0.16%(4)  $ 4.00    01/21/08  $     5,040 $    12,740

--------
(1) All of the options granted during the fiscal year are immediately exercisable as of the end of the fiscal year, except options to purchase shares of the common stock of Thermo Information Solutions Inc., Thermo Trilogy Corporation and Trex Communications Corporation, which are not exercisable until the earlier of (i) 90 days after the effective date of the registration of that company's common stock under Section 12 of the Exchange Act or (ii) nine years after the grant date. In all cases, the shares acquired upon exercise are subject to repurchase by the granting company at the exercise price if the optionee ceases to be employed by, or ceases to be a director of, such company or any other Thermo Electron company. The granting company may exercise its repurchase rights within six months after the termination of the optionee's employment or the cessation of directorship, as the case may be. For publicly-traded companies, the repurchase rights generally lapse ratably over a one- to ten-year period, depending on the option term, which may vary from five to twelve years, provided that the optionee continues to be employed by or serve as a director of the granting company or another Thermo Electron company. Certain options have three-year terms and the repurchase rights lapse in their entirety on the second anniversary of the grant date. For companies whose shares are not publicly-traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. The granting company may permit the holders of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation. Please see footnote (1) on page 11 for the company abbreviations used in this table.

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the granting company, the optionee's continued employment or service as a director through the option period and the date on which the options are exercised.

(3) Since September 1996, Mr. Lewis has served as an officer of Thermo Electron, most recently as chief operating officer, measurement and detection. From time to time since September 1996, he has been, and in the future he may be, granted options to purchase common stock of Thermo Electron and its other subsidiaries for service in his capacity as an officer of Thermo Electron. These options are not reported in the table as they were granted as compensation for service to these companies in a capacity other than in his capacity as an executive officer of the Corporation.

(4) These options were granted under stock option plans maintained by Thermo Electron companies other than the Corporation and, accordingly, are reported as a percentage of total options granted to employees of such companies.

Stock Options Exercised During Fiscal 1998 and Fiscal Year-End Option Values

  The following table reports certain information regarding stock option exercises during fiscal 1998 and outstanding stock options held at the end of fiscal 1998 by the named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1998.

  Aggregated Option Exercises In Fiscal 1998 And Fiscal 1998 Year-End Option
                                    Values

--------------------------------------------------------------------------------------------
                                                              Number of         Value of
                                                              Securities      Unexercised
                                                              Underlying      In-the-Money
                                                             Unexercised        Options
                                                          Options at Fiscal    At Fiscal
                                       Shares     Value        Year-End         Year-End
                                     Acquired on Realized   (Exercisable/    (Exercisable/
          Name           Company (1)  Exercise     (2)    Unexercisable) (1) Unexercisable)
          ----           ----------- ----------- -------- ------------------ --------------
Earl R. Lewis (3).......   (THI)       31,040    $614,126   172,085/0(4)      $175,117/--
                           (MKA)          --          --     20,000/0         $      0/--
                           (ONX)          --          --     33,333/0         $      0/--
                           (TBA)          --          --     50,000/0         $ 49,400/--
                           (TOC)          --          --    225,000/0(5)      $      0/--
                           (TMQ)          --          --    125,000/0         $ 15,650/--
                           (THS)          --          --     50,000/0         $ 68,750/--
                           (VIZ)          --          --     25,000/0         $      0/--
--------------------------------------------------------------------------------------------
Richard W. K. Chapman...   (THI)       10,983    $278,474   160,624/0         $285,020/--
                           (TMO)          150    $  2,423    88,034/0(6)      $ 55,531/--
                           (MKA)          --          --      7,500/0(7)      $      0/--
                           (ONX)          --          --      7,500/0(7)      $      0/--
                           (RGI)          --          --      4,000/0         $      0/--
                           (TDX)          --          --      2,000/0         $      0/--
                           (TBA)          --          --     30,000/0         $ 80,640/--
                           (TFG)          --          --      2,000/0         $      0/--
                           (TFT)          --          --      6,750/0         $ 27,425/--
                           (TISI)         --          --          0/1,000           --/$0(8)
                           (TLZ)          --          --      5,000/0         $      0/--
                           (TLT)          --          --          0/2,000           --/$0(8)
                           (TOC)          --          --     15,000/0         $      0/--
                           (TMQ)          --          --    325,000/0         $457,725/--
                           (TSR)          --          --      2,000/0         $      0/--
                           (THS)          --          --      4,000/0         $  5,500/--
                           (TKN)          270    $  4,975        --/--              --/--
                           (TRIL)         --          --          0/2,000           --/$0(8)
                           (VIZ)          --          --      7,500/0(7)      $      0/--
                           (TRCC)         --          --          0/2,000           --/$0(8)
                           (TXM)          --          --      4,000/0         $      0/--
--------------------------------------------------------------------------------------------

                                                              Number of         Value of
                                                              Securities      Unexercised
                                                              Underlying      In-the-Money
                                                             Unexercised        Options
                                                          Options at Fiscal    At Fiscal
                                       Shares     Value        Year-End         Year-End
                                     Acquired on Realized   (Exercisable/    (Exercisable/
          Name           Company (1)  Exercise     (2)    Unexercisable) (1) Unexercisable)
          ----           ----------- ----------- -------- ------------------ --------------
Denis A. Helm...........   (THI)          --          --    155,625/0         $245,689/--
                           (TMO)        9,075    $182,887   111,872/0(6)      $ 73,181/--
                           (MKA)          --          --     25,000/0         $      0/--
                           (ONX)          --          --      7,500/0(7)      $      0/--
                           (RGI)          --          --      4,000/0         $      0/--
                           (TDX)          --          --      2,000/0         $      0/--
                           (TBA)          --          --     15,000/0         $ 40,320/--
                           (TFT)          --          --      6,750/0         $ 27,425/--
                           (TISI)         --          --          0/1,000           --/$0(8)
                           (TOC)          --          --     15,000/0         $      0/--
                           (TMQ)          --          --     10,000/0         $  3,130/--
                           (THS)          --          --      4,000/0         $  5,500/--
                           (TKN)        2,100    $ 38,168        --/--              --/--
                           (TRIL)         --          --          0/2,000           --/$0(8)
                           (VIZ)          --          --      7,500/0(7)      $      0/--
                           (TRCC)         --          --          0/2,000           --/$0(8)
--------------------------------------------------------------------------------------------
Robert J. Rosenthal.....   (THI)          --          --     96,112/0         $228,034/--
                           (TMO)          --          --     48,300/0(6)      $  3,514/--
                           (MKA)          --          --      7,500/0         $      0/--
                           (ONX)          --          --      7,500/0         $      0/--
                           (RGI)          --          --      4,000/0         $      0/--
                           (TDX)          --          --      2,000/0         $      0/--
                           (TBA)          --          --      2,000/0         $  5,376/--
                           (TISI)         --          --          0/1,000           --/$0(8)
                           (TOC)          --          --    352,500/0         $ 96,320/--
                           (TMQ)          --          --     10,000/0         $  3,130/--
                           (THS)          --          --      2,500/0         $  3,438/--
                           (TRIL)         --          --          0/2,000           --/$0(8)
                           (VIZ)          --          --      7,500/0         $      0/--
                           (TRCC)         --          --          0/2,000           --/$0(8)
--------------------------------------------------------------------------------------------

                                                              Number of         Value of
                                                              Securities      Unexercised
                                                              Underlying      In-the-Money
                                                             Unexercised        Options
                                                          Options at Fiscal    At Fiscal
                                       Shares     Value        Year-End         Year-End
                                     Acquired on Realized   (Exercisable/    (Exercisable/
          Name           Company (1)  Exercise     (2)    Unexercisable) (1) Unexercisable)
          ----           ----------- ----------- -------- ------------------ --------------
Barry S. Howe...........   (THI)       17,577    $126,294   113,750/0         $177,773/--
                           (TMO)          --          --     69,787/0(6)      $ 36,160/--
                           (MKA)          --          --      7,500/0(7)      $      0/--
                           (ONX)          --          --      7,500/0(7)      $      0/--
                           (RGI)          --          --      4,000/0         $      0/--
                           (TMD)          --          --      4,000/0         $      0/--
                           (TDX)          --          --      2,000/0         $      0/--
                           (TBA)          --          --     50,000/0         $134,400/--
                           (TCK)          --          --      6,000/0         $ 30,750/--
                           (TFG)          --          --      2,000/0         $      0/--
                           (TFT)          --          --     15,750/0         $ 34,382/--
                           (TISI)         --          --          0/1,000           --/$0(5)
                           (TLZ)          --          --      5,000/0         $      0/--
                           (TLT)          --          --          0/2,000           --/$0(5)
                           (TOC)          --          --     15,000/0         $      0/--
                           (THP)          --          --      4,000/0         $      0/--
                           (TMQ)          --          --     90,000/0(9)      $ 28,170/--
                           (TSR)          --          --      2,000/0         $      0/--
                           (THS)          --          --    104,000/0         $ 75,000/--
                           (TTT)          --          --      4,000/0         $      0/--
                           (TKN)          --          --      4,000/0         $      0/--
                           (TRIL)         --          --          0/2,000           --/$0(5)
                           (VIZ)          --          --      7,500/0(7)      $      0/--
                           (TRCC)         --          --          0/2,000           --/$0(5)
                           (TXM)          --          --      4,000/0         $      0/--

--------
(1) All of the options reported outstanding at the end of the fiscal year were immediately exercisable as of fiscal year-end, except options to purchase shares of the common stock of Thermo Information Solutions Inc., ThermoLyte Corporation, Thermo Trilogy Corporation and Trex Communications Corporation, which are not exercisable until the earlier of (i) 90 days after the effective date of the registration of that company's common stock under Section 12 of the Exchange Act or (ii) nine years after the grant date. In all cases, the shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting company at the exercise price if the optionee ceases to be employed by, or ceases to be a director of, such company or any other Thermo Electron company. The granting company may exercise its repurchase rights within six months after the termination of the optionee's employment or cessation of directorship, as the case may be. For publicly-traded companies, the repurchase rights generally lapse ratably over a one- to ten-year period, depending on the option term, which may vary from five to twelve years, provided that the optionee continues to be employed by or serve as a director of the granting company or another Thermo Electron company. Certain options have three-year terms and the repurchase rights lapse in their entirety on the second anniversary of the grant date. For companies whose shares are not publicly-traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. The granting company may permit the holders of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation. Please see footnote (1) on page 11 for the company abbreviations used in this table as well as the following additional company abbreviations: Thermedics Inc (designated in the table as TMD), Thermo Fibertek Corporation (designated in the table as
    TFT), ThermoLase Corporation (designated in the table as TLZ), Thermo Power Corporation (designated in the table as THP), Thermo TerraTech Corporation (designated in the table as TTT), ThermoTrex Corporation (designated in the table as TKN) and ThermoSpectra Corporation (designated in the table as THS).

(2) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(3) Since September 1996, Mr. Lewis has served as an officer of Thermo Electron, most recently as chief operating officer, measurement and detection. From time to time since September 1996, he has been, and in the future he may be, granted options to purchase common stock of Thermo Electron and its other subsidiaries for services in his capacity as an officer of Thermo Electron. These options are not reported in the table as they were granted as compensation for service to Thermo Electron in a capacity other than in his capacity as an executive officer of the Corporation.

(4) Options to purchase 62,500 shares of Common Stock granted to Mr. Lewis are subject to the same terms as described in footnote (2) above, except that the repurchase rights of the granting company generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting company shall be deemed to have lapsed ratably over a five year period commencing with the fifth anniversary of the grant date.

(5) Options to purchase 100,000 shares of the common stock of Thermo Optek granted to Mr. Lewis are subject to the same terms as described in footnote (2) above, except that the repurchase rights are deemed to lapse 20% per year commencing on the sixth anniversary of the grant date.

(6) Options to purchase 15,750, 45,000, 45,000 and 22,500 shares of the common stock of Thermo Electron granted to Mr. Helm, Dr. Chapman, Dr. Rosenthal and Mr. Howe, respectively, are subject to the same terms as described in footnote (2) above, except that the repurchase rights of the granting company generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting company shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

(7) Options to purchase 7,500 shares of common stock of Metrika Systems, 7,500 shares of common stock of ONIX Systems and 7,500 shares of common stock of Thermo Vision granted to Dr. Chapman and to Mr. Howe are subject to the same terms as described in footnote (2) above, except that the repurchase rights are deemed to lapse 20% per year commencing on the fifth anniversary of the grant date. Options to purchase 7,500 shares of common stock of ONIX Systems and 7,500 shares of common stock of Thermo Vision granted to Mr. Helm are subject to the same terms as described in footnote
    (2) above, except that the repurchase rights are deemed to lapse 20% per year commencing on the fifth anniversary of the grant date.

(8) No public market existed for the shares underlying these options as of January 31, 1999. Accordingly, no value in excess of the exercise price has been attributed to these options.

(9) Mr. Howe has two ThermoQuest options granted on January 10, 1996 that have a 12-year term. The repurchase rights are deemed to lapse 100% on the tenth anniversary for the first option for 40,000 shares. The repurchase rights are deemed to lapse 18% on the first and second anniversaries of the grant date and 8% annually starting the third anniversary of the grant date for the second option for 50,000 shares.

Executive Retention Agreements

  Thermo Electron has entered into agreements with certain executive officers and key employees of Thermo Electron and its subsidiaries that provide severance benefits if there is a change in control of Thermo Electron and their employment is terminated by Thermo Electron "without cause" or by the individual for "good reason," as these terms are defined therein, within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 40% or more of the outstanding common stock or voting securities of Thermo Electron; (ii) the failure of the Thermo Electron board of directors to include a majority of directors who are "continuing directors", which term is defined to include directors who were members of Thermo Electron's board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or the sale or other disposition of all or substantially all of the assets of Thermo Electron unless immediately after such transaction (a) all holders of Thermo Electron common stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Electron.

  In 1998, Thermo Electron authorized an executive retention agreement with each of Mr. Earl R. Lewis, Dr. Richard W. K. Chapman, Mr. Denis A. Helm, Mr. Barry S. Howe and Dr. Robert J. Rosenthal. These agreements provide that in the event the individual's employment is terminated under the circumstances described above, the individual would be entitled to a lump sum payment equal to the sum of (a) in the case of Mr. Lewis, two times, and in the case of Messrs. Chapman, Helm, Howe and Rosenthal, one times, the individual's highest annual base salary in any 12 month period during the prior five-year period, plus (b) in the case of Mr. Lewis, two times, and in the case of Messrs. Chapman, Helm, Howe and Rosenthal, one times, the individual's highest annual bonus in any 12 month period during the prior five-year period. In addition, the individual would be provided benefits for a period of, in the case of Mr. Lewis, two years, and in the case of Messrs. Chapman, Helm, Howe and Rosenthal one year, after such termination, substantially equivalent to the benefits package the individual would have been otherwise entitled to receive if the individual was not terminated. Further, all repurchase rights of Thermo Electron and its subsidiaries shall lapse in their entirety with respect to all options that the individual holds in Thermo Electron and its subsidiaries, including the Corporation, as of the date of the change in control. Finally, the individual would be entitled to a cash payment equal to, in the case of Mr. Lewis, $20,000, and in the case of Messrs. Chapman, Helm, Howe and Rosenthal $15,000, to be used toward outplacement services. These executive retention agreements supersede and replace any and all prior severance arrangements that these individuals had with Thermo Electron.

  Assuming that the severance benefits would have been payable as of January 1, 1999, the lump sum salary and bonus payment under such agreement to Messrs. Lewis, Chapman, Helm, Howe and Rosenthal would have been approximately $1,140,000, $373,000, $280,000, $304,500 and $345,000, respectively. In the event that payments under these agreements are deemed to be so called "excess parachute payments" under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the individuals would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by such individual with respect to such payment, plus the amount of all other additional taxes imposed on such individual attributable to the receipt of such gross-up payment.

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

  Decisions on compensation for the Corporation's executive officers are made by the human resources committee of the board of directors (the "Committee"). The Committee follows guidelines established by the human resources committee of the board of directors of its parent company, Thermo Electron. The compensation policies followed by the Committee are designed to reward and motivate executives in achieving long-term value for Stockholders and other business objectives, to attract and retain dedicated, talented individuals to accomplish the Corporation's objectives, to recognize individual contributions as well as the performance of the Corporation and its subsidiaries, and to encourage stock ownership by executives through stock-based compensation and stock retention programs in order to link executive and Stockholder interests.

  The Committee evaluates the competitiveness of its compensation practices through the use of market surveys and competitive analyses prepared by its outside compensation consultants and by participating in annual compensation surveys, primarily "Project 777", an executive compensation survey prepared by Management

Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's 500 Index but do not necessarily correspond to the companies included in the Corporation's peer group. Internal fairness of compensation within the organization is also an important element of the Committee's compensation philosophy. Compensation of executives is evaluated by comparing it to the compensation of other executives within the Thermo Electron organization who have responsibility to manage businesses of comparable size and complexity.

  The compensation program of the Corporation consists of annual cash compensation and long-term incentive compensation. Annual cash compensation is composed of base salary and performance-based incentive compensation, which is reviewed and determined annually. Long-term incentive compensation is in the form of stock-based compensation such as stock options and restricted stock awards. The process for determining the components of executive compensation for the executive officers is described below.

Components of Executive Compensation

 Annual Cash Compensation

  Annual cash compensation consists of base salary and performance-based incentive compensation. The cash incentive compensation paid to an executive varies from year to year based on the performance of the Corporation and the executive.

  The Committee assesses the competitiveness of annual cash compensation by establishing for each executive position at the beginning of each fiscal year a salary and reference incentive compensation for the position that together are intended to approximate the mid-point of competitive total annual cash compensation for organizations that are of comparable size and complexity as the Corporation.

  Base Salary. Generally, executive salaries are adjusted gradually over time to reflect competitive salary levels or other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation. The Committee may also adjust individual salaries to reflect the assumption of increased responsibilities. The salary increases in fiscal 1998 for the chief executive officer and the other named executive officers generally reflect this practice of gradual adjustment and moderation.

  Performance-based Incentive Compensation. The amount of incentive compensation actually earned by an executive from year to year varies with the performance of the Corporation and the executive. The Committee evaluates performance (1) by formulae using financial measures of profitability and contribution to Stockholder value and (2) by subjectively evaluating the executive's contribution to the achievement of the Corporation's long-term objectives. In fiscal 1998, the formulae used by the Committee measured return on net assets, return on sales, earnings improvement over a three-year period for the Corporation and, to a lesser extent, the Corporation's parent company, and three-year growth in earnings per share for the same companies. The financial measures are not financial targets that are met, not met or exceeded, but assess the financial performance relative to the financial performance of comparable companies and are designed to penalize below-average performance and reward above-average performance. The relative weighting of the financial measures and subjective evaluation varies depending on the executive's role and responsibilities within the organization.

  The incentive compensation awarded to the named executive officers (other than the chief executive officer, which is discussed below under the caption "1998 CEO Compensation") for fiscal 1998 was lower in each case than the incentive compensation awarded the previous year and reflected the financial performance in fiscal 1998 of the businesses of the Corporation for which the executives were responsible, as well as the Corporation as a whole.

 Long-term Incentive Compensation

  The primary goal of the Corporation and its parent company is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of stock-based compensation in shares of Common Stock and common stock of other Thermo Electron companies.

  The Committee and management believe that awards of stock-based compensation of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The award of stock-based compensation to key employees encourages equity ownership in the Corporation, and closely aligns management's interests to the interests of all the Stockholders. The emphasis on stock-based compensation also results in management's compensation being closely linked to stock performance. In addition, because the employee's rights in the stock-based compensation vest over periods of varying durations and are subject to forfeiture if the employee leaves the Corporation prematurely, stock-based compensation is an incentive for key employees to remain with the Corporation long-term. The Committee believes stock-based compensation awards in the Corporation's majority-owned subsidiaries, and in its parent company, Thermo Electron, and the other majority-owned subsidiaries of Thermo Electron, are an important tool in providing incentives for performance within the entire organization.

  In determining awards, the Committee considers for each executive officer the annual value of stock-based compensation in the Corporation and other companies within the Thermo Electron organization that vest in the next year and compares the individual's total compensation using this value to competitive data. The Committee uses a modified Black-Scholes option pricing model to determine the value of an award. In addition, the Committee considers the aggregate amount of outstanding awards of stock-based compensation granted to all employees to monitor the number of outstanding awards under the Corporation's stock-based compensation programs. In determining the appropriate number of outstanding awards, the Committee considers such factors as the size of the company, its stage of development, and its growth strategy, as well as the aggregate awards and compensation practices of comparable companies.

  The Committee periodically awards stock-based compensation in the form of stock options and restricted stock based on its assessment of the total compensation of the executive, the actual and anticipated contributions of the executive (which includes a subjective assessment by the Committee of the executive's future potential within the organization), as well as the value of previously awarded stock-based compensation as described above. Such stock-based compensation awards were made to the named executive officers in 1998. In addition, the stock option awards made to the named executive officers in 1998 with respect to the common stock of Thermo Electron and certain majority-owned subsidiaries of the Corporation and Thermo Electron were determined by the human resources committees of the board of directors of the granting company using a similar analysis. In addition, certain options awarded in 1998 to the named executive officers with respect to the common stock of Thermo Electron were made by the Thermo Electron human resources committee under a program that awards options to certain eligible employees annually based on the number of shares of common stock of Thermo Electron held by the employee, as an incentive to buy and hold shares of Thermo Electron common stock.

Stock Ownership Policies

  The Committee's compensation program is also designed to encourage executives to own shares of the Corporation's Common Stock. The Committee believes in encouraging executives to own and retain stock acquired through its stock-based compensation program or otherwise provides additional incentive for executive officers to follow strategies designed to maximize long-term value to Stockholders.

  The Committee established a stock holding policy for executive officers of the Corporation that required executive officers to own a multiple of their compensation in shares of the Corporation's Common Stock. For the chief executive officer, the multiple is one times his base salary and reference incentive compensation for the calendar year. For all other officers, the multiple was one times the officer's base salary. The Committee deemed it appropriate to permit officers to achieve these ownership levels over a three-year period. The policy has been amended to apply only to the chief executive officer.

  In order to assist officers in complying with the policy, the Committee also adopted a stock holding assistance plan under which the Corporation was authorized to make interest-free loans to executive officers to enable them to purchase shares of Common Stock in the open market. This plan was also amended to apply only to the chief executive officer. The loans are required to be repaid upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise determined by the Committee. No loans were outstanding under this plan in 1998.

  The Committee also has adopted a policy requiring its executive officers to hold shares of Common Stock equal to one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the options.

  Similar stock holding policies and stock holding assistance plans have been adopted by each of the Corporation's publicly-traded, majority-owned subsidiaries. Certain executive officers of the Corporation who are chief executive officers of these subsidiaries are required to comply with these stock holding policies in lieu of the Corporation's stock holding policy and have outstanding loans under such subsidiaries' stock holding assistance plans. See "Relationship with Affiliates--Stock Holding Assistance Plans."

Policy on Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based" or is otherwise exempt under Section 162(m). The Committee considers the potential effect of Section 162(m) in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Corporation. From time to time, the Committee reexamines the Corporation's compensation practices and the effect of Section 162(m).

1998 CEO Compensation

  Annual cash compensation for Mr. Lewis is reviewed by both the Committee and the human resources committee of the board of directors of Thermo Electron, due to his responsibilities as both the Corporation's chief executive officer and as the chief operating officer, measurement and detection, of Thermo Electron, the Corporation's parent company. Each committee evaluates Mr. Lewis' performance and proposed compensation using the same process as that described above for the other executive officers of the Corporation. At the Thermo Electron level, Mr. Lewis was evaluated on his performance related to the Corporation, as well as other operating units of Thermo Electron for which he was responsible, weighted in accordance with the amount of time and effort devoted to each operation. The Corporation's Committee then reviews the analysis and determinations of the Thermo Electron committee and determines an appropriate allocation of Mr. Lewis's compensation to be paid by the Corporation, based on his relative responsibilities at the Corporation and Thermo Electron.

  In December 1997, the Committee reviewed and approved a salary increase for Mr. Lewis for fiscal 1998, which reflected his assumption of increased responsibilities within the Thermo Electron organization as a whole and his promotion to chief executive officer of the Corporation. In March 1999, the Committee conducted its review of Mr. Lewis' proposed cash incentive compensation based on fiscal 1998 performance. Mr. Lewis' performance-based incentive compensation was weighted 80% upon the financial performance of the Corporation and its parent company, Thermo Electron, using the measures described above for all executive officers under "Components of Executive Compensation--Annual Cash Compensation--Performance-based Incentive Compensation," and 20% upon a subjective evaluation of his performance. The incentive compensation paid to Mr. Lewis for fiscal 1998 was substantially lower than incentive compensation paid in the prior year and reflected the financial performance of the Corporation and Thermo Electron in fiscal 1998. The Committee concurred in the recommendations made by the Thermo Electron committee and agreed to an allocation of 80% of Mr. Lewis' annual cash compensation for 1998 to the Corporation.

  Awards to Mr. Lewis of stock-based compensation in Common Stock are reviewed and determined periodically by the Committee using the criteria described above under the caption "Components of Executive Compensation--Long-term Incentive Compensation." No awards of stock-based compensation in Common Stock were made to Mr. Lewis in fiscal 1998.

  Due to Mr. Lewis' position as a director of the Corporation's majority-owned subsidiaries and as chief executive officer of the Corporation, from time to time he may receive awards to purchase shares of the common stock of such subsidiaries. These awards are determined using the same analysis as that described above under the caption "Components of Executive Compensation--Long-term Incentive Compensation." In 1998, Mr. Lewis was awarded stock options to purchase shares of the common stock of ONIX Systems under this program.

                         Col. Frank Borman (Chairman)
                           Mr. Polyvios C. Vintiadis

                         COMPARATIVE PERFORMANCE GRAPH

  The Securities and Exchange Commission requires that the Corporation include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the American Stock Exchange Market Value Index and a peer group of instrument companies comprised of Beckman Instruments Inc., Dionex Inc., Emerson Electric Corp., Perkin-Elmer Corp. and Varian Associates Inc. (the "Peer Group") as of the last trading day of the Corporation's fiscal year.

 Comparison of Total Return Among Thermo Instrument Systems Inc., the American
                     Stock Exchange Market Value Index and
          the Peer Group from December 31, 1993 to December 31, 1998





                             [GRAPH APPEARS HERE]

-------------------------------------------------------------------------------------------------
            12/31/93       12/31/94        12/31/95        12/31/96      12/31/97       12/31/98
--------------------------------------------------------------------------------------------------
THI           100             92              145            177            228            101
--------------------------------------------------------------------------------------------------
AMEX          100             91              115            122            148            151
--------------------------------------------------------------------------------------------------
Peer Group    100            103              140            174            203            228
--------------------------------------------------------------------------------------------------





  The total return for the Common Stock (THI), the American Stock Exchange Market Value Index (AMEX), and the Peer Group assumes the reinvestment of dividends, although dividends have not been declared on the Common Stock. The American Stock Exchange Market Value Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange. The Common Stock is traded on the American Stock Exchange under the ticker symbol "THI."

                         RELATIONSHIP WITH AFFILIATES

  Thermo Electron has, from time to time, caused its subsidiaries to sell minority interests to investors, resulting in several majority-owned, private and publicly-held subsidiaries. Thermo Electron has created the Corporation as a majority-owned, publicly-held subsidiary. The Corporation and such other majority-owned Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries."

  Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries, including the Corporation, have, adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

  To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and the Thermo Subsidiaries.

  The Charter currently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. In addition, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

  As provided in the Charter, the Corporation and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services to the Corporation. The Corporation was assessed an annual fee equal to 0.8% of the Corporation's revenues for these services in fiscal 1998. The annual fee will remain at 0.8% of the Corporation's revenues for fiscal 1999. The fee is reviewed annually and may be changed by mutual agreement of the Corporation and Thermo Electron. During fiscal 1998, Thermo Electron assessed the Corporation $13,300,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Corporation. In fiscal 1998, the Corporation was billed an additional $178,000 by Thermo Electron for certain administrative services required by the Corporation that were not covered by the Services Agreement. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Corporation upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Corporation ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Corporation will be required to pay a termination fee equal to the fee that was paid by the Corporation for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Corporation or as required in order to meet the Corporation's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Corporation a fee equal to the market rate for comparable services if such services are provided to the Corporation following termination.

  The Corporation has entered into a Tax Allocation Agreement with Thermo Electron that outlines the terms under which the Corporation will be included in Thermo Electron's consolidated Federal and state income tax returns. Under current law, the Corporation will be included in such tax returns so long as Thermo Electron owns at least 80% of the Corporation's outstanding Common Stock. In years in which the Corporation has taxable income, it will pay to Thermo Electron amounts comparable to the taxes the Corporation would have paid if it had filed its own separate company tax returns. If Thermo Electron's equity ownership of the Corporation were to drop below 80%, the Company would file its own tax returns. In 1998, the Corporation paid Thermo Electron $28,200,000 under the Tax Allocation Agreement.

  From time to time the Corporation may transact business with other companies in the Thermo Group.

  The Corporation purchases and sells products and/or services in the ordinary course of business to Thermo Electron and Thermo Electron's other subsidiaries. In 1998, the Corporation sold a total of $1,083,000 of products to Thermo Electron and its other subsidiaries and purchased a total of $1,826,000 of products and/or services from such companies.

  Thermo Optek leases office and manufacturing space to Nicolet Biomedical Inc. ("Nicolet Biomedical"), a wholly owned subsidiary of Thermo Electron, pursuant to an arrangement whereby Thermo Optek charges Nicolet Biomedical its allocated share of the occupancy expenses of Thermo Optek's principal Wisconsin facility, based on the space Nicolet Biomedical utilizes. Thermo Optek recorded operating lease income of $768,000 in 1998 from Nicolet Biomedical. This lease is effective until December 31, 2001 but may be terminated by Nicolet Biomedical upon 30 days' prior notice to Thermo Optek.

  As of January 2, 1999, the Corporation had outstanding $140,000,000 of indebtedness to Thermo Electron, represented by a 3 3/4% Senior Convertible Note due 2000.

  In connection with the 1997 acquisition of Spectronic Instruments Inc. and VG Systems Limited from the Corporation, Thermo Optek borrowed $40,000,000 from Thermo Electron pursuant to a promissory note that was paid in August 1998. This note bore interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. The interest rate for this note as of the payment date was 5.73%.

  In March 1997, the Corporation borrowed $210,000,000 from Thermo Electron to fund its acquisition of shares of Life Sciences International plc ("Life Sciences") pursuant to the Corporation's tender offer for all of the outstanding shares of Life Sciences. This obligation was evidenced by a promissory note due March 26, 1999 bearing interest at a rate equal to the 90-day Commercial Paper Composite Rate plus 25 basis points. $105,000,000 of this note was paid off in September 1997 and the remaining outstanding balance was paid off in January 1998.

  On November 6, 1997, Thermo Power Corporation, a majority-owned subsidiary of Thermo Electron ("Thermo Power"), acquired Peek plc In January 1998, the Corporation's ONIX Systems subsidiary acquired the Peek Measurement business from Thermo Power for approximately $19,100,000, effective November 1997. The purchase price represents the sum of (i) the net tangible book value of the Peek Measurement Business as of the date of the acquisition by Thermo Power of Peek plc in November 1997, plus (ii) the total goodwill associated with Thermo Power's acquisition of Peek plc equal to the total fiscal 1997 revenue of the Peek Measurement Business relative to the total revenues of Peek plc for such period, plus (iii) $1,000,000, which represents an estimate of the amount of tax incurred by Thermo Power as a result of the transfer of the Peek Measurement Business to ONIX Systems. In addition, ONIX Systems paid $256,000 in interest, representing interest on the purchase price from November 6, 1997 through January 29, 1998 at an interest rate equal to the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. The methodology used to determine the purchase price was approved by the boards of directors of ONIX Systems and Thermo Power.

  In March 1999, the Corporation borrowed $200,000,000 from Thermo Electron to partially fund its acquisition of Spectra-Physics AB ("SPAB") pursuant to the Corporation's tender offer for all of the outstanding shares of SPAB. This obligation is evidenced by a promissory note due August 27, 1999 and bears interest at a rate of 5.03% from March 3, 1999 through April 3, 1999. Thereafter the note bears interest at a rate equal to the Dealer Commercial Paper Rate for 30-day maturities as reported in the Wall Street Journal ("DCP Rate") plus 25 basis points unless the Corporation's cash equivalents invested with Thermo Electron are less than the total outstanding principal amount of the note. In that event, the portion of the outstanding principal amount of the note that is in excess of the Corporation's cash balance invested with Thermo Electron would bear interest at a rate equal to the DCP Rate plus 125 basis points and the remaining principal balance would bear interest at a rate equal to the DCP Rate plus 25 basis points.

  ONIX Systems leases approximately 24,000 square feet of office and manufacturing space in Winchester, England on a month-to-month basis from Thermo Power. ONIX Systems pays Thermo Power rent in an amount that is approximately equal to the pro rata share of Thermo Power's occupancy costs, including utilities and taxes, which payments in 1998 were approximately $220,000.

  In August 1998, Thermo Electron announced a proposed reorganization involving certain of Thermo Electron's subsidiaries, including the Corporation. As part of this reorganization, Thermo Electron announced that ThermoSpectra may be taken private. It is currently contemplated that ThermoSpectra's public shareholders would receive cash in exchange for their shares of common stock of ThermoSpectra. The completion of this transaction is subject to numerous conditions, including the establishment of the price; the approval of the board of directors of the Corporation; the negotiation and execution of a definitive purchase and sale or merger agreement; the receipt of a fairness opinion from an investment banking firm that the transaction is fair to ThermoSpectra's shareholders (other than Thermo Instrument and Thermo Electron) from a financial point of view; the approval of ThermoSpectra's independent directors who are serving on a special committee for the purpose of evaluating and negotiating the proposed transaction, as well as approval by ThermoSpectra's entire Board of Directors; and clearance by the Securities and Exchange Commission of any necessary documents regarding the proposed transaction.

  The Corporation, along with certain other Thermo Subsidiaries, participates in a notional pool arrangement with Barclays Bank, which includes a $71,017,000 credit facility. The Corporation has access to $45,162,000 under this credit facility. Only U.K.-based Thermo Subsidiaries participate in this arrangement. Under this arrangement the Bank notionally combines the positive and negative cash balances held by the participants to calculate the net interest yield/expense for the group. The benefit derived from this arrangement is then allocated based on balances attributable to the respective participants. Thermo Electron guarantees all of the obligations of each participant in this arrangement. As of January 2, 1999, the Corporation had a positive cash balance of approximately $26,726,000, based on an exchange rate of $1.6708/GBP 1.00. For 1998, the average annual interest rate earned on GBP deposits by participants in this credit arrangement was approximately 7.7225% and the average annual interest rate paid on overdrafts was approximately 7.485%.

  Until mid-December 1998, the Corporation, along with certain other Thermo Subsidiaries, participated in a notional pool arrangement with ABN AMRO, which included a $29,719,000 credit facility. The Corporation had access to $10,880,000 under this credit facility. Only European-based Thermo Subsidiaries participated in this arrangement. Under this arrangement the Bank notionally combined the positive and negative cash balances held by the participants to calculate the net interest yield/expense for the group. The benefit derived from this arrangement was then allocated based on balances attributable to the respective participants. Thermo Electron guaranteed all of the obligations of each participant in this arrangement. For 1998, the average annual interest rate earned on NLG deposits by participants in this credit arrangement was approximately 5.00% and the average annual interest rate paid on overdrafts was approximately 5.00%.

  As of mid-December 1998, the Corporation, along with certain other Thermo Subsidiaries, has entered into a modification of the above-described arrangement with ABN AMRO. Only European-based Thermo Subsidiaries participate in this arrangement. The new arrangement with ABN AMRO consists of a zero balance arrangement, which includes a $29,719,000 credit facility. The Corporation has access to $10,880,000 under this credit facility. Funds borrowed by the Corporation under this arrangement pay interest at a rate set by Thermo Finance B.V., a wholly-owned subsidiary of Thermo Electron, at the beginning of each month, based on Netherlands market rates. Funds invested by the Corporation under the arrangement earn a rate set by Thermo Finance B.V. at the beginning of each month, based on Netherlands market rates. Such invested funds are collateralized with investments principally consisting of corporate notes, U.S. government-agency securities, commercial paper, money market funds, and other marketable securities, in the amount of at least 103% of such obligation. Thermo Electron guarantees all of the obligations of each participant in this arrangement. As of January 2, 1999, the Corporation had a positive cash balance of approximately $10,355,000 based on an exchange rate of $0.5307/NLG 1.00. As of January 2, 1999, the average annual interest rate earned on NLG deposits by participants in this credit arrangement was approximately 3.63% and the average annual interest rate paid on overdrafts was approximately 4.50%.

  In connection with the 1996 acquisition of Kevex Instruments and Kevex X-ray, ThermoSpectra borrowed $15,000,000 from Thermo Electron pursuant to a promissory note that was paid in August 1998. In connection with the acquisition of Park Scientific Instruments Corporation in March 1997, ThermoSpectra borrowed $10,000,000 from Thermo Electron pursuant to a promissory note that was paid in March 1999. In connection with the acquisition of NESLAB Instruments, Inc. and its related sales and service entity NESLAB Instruments Europa BV in the Netherlands, from the Corporation in July 1997, ThermoSpectra borrowed $45,000,000 from Thermo Electron, pursuant to a promissory note due July 1999. To partially finance the acquisition of Sierra Research and Technology Inc. in July 1997, ThermoSpectra borrowed $5,000,000 from Thermo Electron pursuant to a promissory note due July 1999. These notes bear interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. The interest rate for the notes outstanding in 1997 was 5.76%.

  At January 2, 1999, the Corporation owed Thermo Electron and its other subsidiaries an aggregate of $14,199,000 for amounts due under the Services Agreement and related administrative charges, for other products and services, and for miscellaneous items, excluding loans described above and $12,500,000 due to Thermo Electron under the Tax Allocation Agreement, net of amounts owed to the Corporation by Thermo Electron and its other subsidiaries for products, services and other miscellaneous items. The largest amount of such net indebtedness owed by the Corporation to Thermo Electron and its other subsidiaries since January 4, 1998 was $22,590,000. These amounts do not bear interest and are expected to be paid in the normal course of business.

  Thermo Electron beneficially owned approximately 86.93% of the Common Stock as of January 31, 1999. Thermo Electron intends for the foreseeable future to maintain at least 80% ownership of the Corporation. This may require the purchase by Thermo Electron of additional shares of Common Stock from time to time as the number of outstanding shares issued by the Corporation increases. These purchases may be made either in the open market or directly from the Corporation or through conversion of convertible debentures owned by Thermo Electron. The Corporation adopted a plan for the sale of its shares to Thermo Electron at the request of Thermo

Electron to allow Thermo Electron to maintain 80% ownership of the Corporation. The sale of shares pursuant to such plan would be made at fair market value and would be subject to approval of a committee of the board of directors formed for that purpose.

  As of January 2, 1999, approximately $392,000,000 of the Corporation's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Corporation in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, U.S. government agency securities, money market funds, commercial paper and other marketable securities, in the amount of at least 103% of such obligation. The Corporation's funds subject to the repurchase agreement are readily convertible into cash by the Corporation. The repurchase agreement earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

Stock Holding Assistance Plans

  The human resources committee of the Corporation (the "Committee") has established a stock holding policy that requires executive officers of the Corporation to acquire and hold a minimum number of shares of Common Stock. In order to assist the executive officers in complying with the policy, the Committee also established a stock holding assistance plan under which the Corporation may make interest-free loans to executive officers to enable them to purchase Common Stock in the open market. This policy and plan were subsequently amended to apply only to the chief executive officer of the Corporation. No such loans are currently outstanding under the plan.

  Each of the Corporation's publicly-traded, majority-owned subsidiaries have adopted similar stock holding policies and stock holding assistance plans, which were applicable to their executive officers prior to their amendment to make them applicable only to their chief executive officers. Certain executive officers of the Corporation are also the chief executive officers of these subsidiaries and are required to comply with the subsidiary's stock holding policies. Mr. Earl R. Lewis, the Corporation's president and chief executive officer, was also the chief executive officer of Thermo Optek until January 4, 1998. Dr. Richard W. K. Chapman, a senior vice president of the Corporation, is also the chief executive officer of ThermoQuest and was chairman of the board of Thermo BioAnalysis until June 26, 1997. Mr. Barry S. Howe, a vice president of the Corporation, was also the chief executive officer of Thermo BioAnalysis until March 11, 1998 and is currently the chief executive officer of ThermoSpectra. Mr. Rosenthal, a vice president of the Corporation, was also the chief executive officer of Thermo Optek in fiscal 1998. In 1996, Mr. Lewis received a loan in the principal amount of $194,029 under the Thermo Optek stock holding assistance plan to purchase 15,000 shares of the common stock of Thermo Optek, of which amount $155,224 is still outstanding. Dr. Chapman received loans in 1996 in the principal amounts of $210,653 and $131,176, under the stock holding assistance plans of ThermoQuest and Thermo BioAnalysis, respectively, to purchase 15,000 shares of the common stock of ThermoQuest and 10,000 shares of the common stock of Thermo BioAnalysis, of which amounts $168,523 and $131,176, respectively, are still outstanding. In 1996, Mr. Howe received loans in the principal amount of $164,375 under the stock holding assistance plan of Thermo BioAnalysis to purchase 12,000 shares of Thermo BioAnalysis, of which amount $131,500 is still outstanding. In 1998, Mr. Howe received a loan in the principal amount of $141,991.78 to purchase 15,000 shares of Thermo BioAnalysis, of which the entire amount is still outstanding. In 1997, Mr. Rosenthal received a loan in the principal amount of $229,616 under the Thermo Optek stock holding assistance plan, to purchase 15,000 shares of Thermo Optek, of which the entire amount is still outstanding. Each of these loans is repayable upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise determined by the human resources committee of the board of directors of the applicable company.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The board of directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1999. Arthur Andersen LLP has acted as independent public accountants for the Corporation since 1986. Representatives of that firm are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

                                 OTHER ACTION

  Management is not aware at this time of any other matters that will be presented for action at the meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

                             STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended to be included in the proxy statement and form of proxy relating to the 2000 Annual Meeting of the Stockholders of the Corporation and to be presented at such meeting must be received by the Corporation for inclusion in the proxy statement and form of proxy no later than December 17, 1999. Notices of Stockholder proposals submitted outside the processes of Rule 14a-8 of the Exchange Act (relating to proposals to be presented at the meeting but not included in the Corporation's proxy statement and form of proxy), will be considered untimely, and thus the Corporation's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after March 5, 2000.

                            SOLICITATION STATEMENT

  The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit proxies personally or by telephone, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.

Hurst, Texas
April 16, 1999

                                 FORM OF PROXY

                        THERMO INSTRUMENT SYSTEMS INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 27, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Earl R. Lewis, Theo Melas-Kyriazi and Arvin
H. Smith, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Thermo Instrument Systems Inc., a Delaware corporation (the "Company"), to be held on Thursday, May 27, 1999 at 11:00 a.m. at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on March 30, 1999, with all of the powers the undersigned would possess if personally present at such meeting:

           (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

          Please mark your
[ X ]     votes as in this
          example.

1. ELECTION OF DIRECTORS OF THE COMPANY (see reverse).

          FOR      [   ]       WITHHELD      [   ]

FOR all nominees listed at right, except authority to vote withheld for the following nominees (if any):
                            -----------------------------------


Nominees: Frank Borman, George N. Hatsopoulos, John N. Hatsopoulos, Earl R. Lewis, Arvin H. Smith and Polyvios C. Vintiadis.

2. In their discretion on such other matters as may properly come before the Meeting.

The shares represented by this Proxy will be voted "FOR" the proposals set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                             DATE
            --------------------------------------------     -------------------
Note: This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.